Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Unitrin, Inc.:

We consent to the incorporation by reference in Registration Statements 33-58300 and 333-86935 of Unitrin, Inc., on Forms S-8 of our report dated June 27, 2008, relating to the financial statements and supplemental schedules of the Unitrin, Inc. 401(k) Savings Plan (the “Plan”) as of December 31, 2007 and 2006, and for the year ended December 31, 2007, appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP

Chicago, Illinois

June 27, 2008